UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2009

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 26, 2009, Harrah’s Entertainment, Inc. (the “Registrant”) issued a press release announcing, among other things, the intent of its wholly owned subsidiaries, Harrah’s Operating Escrow LLC and Harrah’s Escrow Corporation (the “Escrow Issuers”) to offer, through a private placement, $1,000,000,000 aggregate principal amount of senior secured notes due 2017 (the “Notes”), subject to market and other conditions. The press release related to the notes is attached as Exhibit 99.1, and is incorporated herein by reference.

In connection with the proposed offering, the Registrant announced that Harrah’s Operating Company, Inc. (“Harrah’s Operating”) seeks to amend its senior secured credit facilities to, among other things: (i) allow for one or more future issuances of additional secured notes or loans, including the notes being offered in the proposed offering, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under its senior secured credit facilities, so long as, in each case, among other things, an agreed amount of the net cash proceeds from any such issuance are used to prepay term loans or revolving loans under such senior secured credit facilities at par; (ii) exclude from the maintenance covenant under its senior secured credit facilities (x) notes secured with a first priority lien on the assets of Harrah’s Operating and the subsidiaries that secure the senior secured credit facilities (including the $1 billion face amount of the notes offered in the proposed offering and any subsequent issuances of notes secured with a first priority lien on the assets of Harrah’s Operating and such subsidiaries) that collectively result in up to $2 billion of gross proceeds (provided that the aggregate face amount of all such notes shall not exceed $2.2 billion) and (y) up to $250 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly owned subsidiaries; (iii) subject to specified procedures (including in certain cases the requirement that any such offers be made on a pro rata basis to all lenders) allow Harrah’s Operating to buyback loans from individual lenders at negotiated prices, which may be less than par; and (iv) subject to the requirement to make such offers on a pro rata basis to all lenders, allow Harrah’s Operating to agree with individual lenders to extend the maturity of their term loans or revolving commitments, and for Harrah’s Operating to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension.

The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information.

The Registrant is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith, and are furnished solely for purposes of Item 7.01 of this Form 8-K:

99.1	Text of press release, dated May 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: May 27, 2009	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Text of press release, dated May 26, 2009.